EXHIBIT 99.2

UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION

          The following unaudited, pro forma combined financial information describes the pro forma effect of our acquisition of United States Test Laboratory, LLC. (“USTL”) on our statements of income for the year ended January 31, 2007 and the nine months ended October 31, 2007, as if the acquisition had occurred on February 1, 2006, and our balance sheet as of October 31, 2007, as if the transaction had occurred on this date. Our historical results are reported based on a fiscal year ending January 31st, as compared to the results for USTL, which have been historically reported based on a calendar year. In the pro forma combined financial information, we have recast the historical financial information for USTL for the year ended December 31, 2006 and 10 months ended October 31, 2007 to conform with the fiscal year presentation of our financial statements for the year ended January 31, 2007 and the nine months ended October 31, 2007 by deducting the financial information for the month of January 2007 from the 10 months interim period ended October 31, 2007. In addition, certain other historical financial information of USTL has been reclassified to conform with the presentation of our historical financial statements.

          The unaudited, pro forma combined financial information is for informational purposes only. It does not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the period presented, or which may be obtained in the future. To produce the pro forma financial information, we allocated the purchase price using our best estimates. The unaudited, pro forma combined balance sheet and statements of income should be read in conjunction with our historical consolidated financial statements, including the notes thereto, and the consolidated financial statements, including the notes thereto, of USTL. Our historical financial statements are included in our quarterly report on Form 10-Q for the quarter ended October 31, 2007 filed with the SEC on December 13, 2007 and our annual report on Form 10-K for the year ended January 31, 2007 filed with the SEC on April 30, 2007. USTL’s historical financial statements were previously filed as Exhibit 99.3 to this Current Report on Form 8-K.

NATIONAL TECHNICAL SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED, PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Nine Months Ended October 31, 2007

	Historical NTS	Historical USTL	Historical USTL	Pro Forma Adjustments	Footnote Reference	Pro Forma NTS

	9 months Ended October 31, 2007 (unaudited)	10 months Ended October 31, 2007	1 month Ended January 31, 2007 (unaudited)			9 months Ended October 31, 2007 (unaudited)

Net revenues	$91,832,000	$4,249,000	$283,000			$95,798,000
Cost of sales	68,983,000	956,000	86,000			69,853,000

Gross profit	22,849,000	3,293,000	197,000	—		25,945,000

Selling, general and administrative expense	18,146,000	—		303,000	[A1]	18,449,000
Equity income from non-consolidated subsidiary	(63,000)	—				(63,000)

Operating income	4,766,000	3,293,000	197,000	(303,000)		7,559,000
Other income (expense):
Interest income (expense), net	(1,380,000)	31,000		(664,000)	[A2]	(2,013,000)
Other income, net	121,000	—				121,000

Total other income (expense), net	(1,259,000)	31,000	—	(664,000)		(1,892,000)

Income before income taxes and minority interest	3,507,000	3,324,000	197,000	(967,000)		5,667,000
Income taxes	1,469,000			907,000	[A3]	2,376,000

Income before minority interest	2,038,000	3,324,000	197,000	(1,874,000)		3,291,000

Minority interest	(46,000)					(46,000)

Net income	$1,992,000	$3,324,000	$197,000	$(1,874,000)		$3,245,000

Earnings per common share:
Basic	$0.23					$0.37

Diluted	$0.21					$0.34

Weighted average common shares outstanding	8,782,000					8,782,000
Dilutive effect of stock options	653,000					653,000

Weighted average common shares outstanding, assuming dilution	9,435,000					9,435,000

See accompanying notes to condensed consolidated financial statements.

NATIONAL TECHNICAL SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED, PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended January 31, 2007

	Historical NTS	Historical USTL	Pro Forma Adjustments	Footnote Reference	Pro Forma NTS

	Year Ended January 31, 2007	Year Ended December 31, 2006			Year Ended January 31, 2007

Net revenues	$115,673,000	$3,471,000			$119,144,000
Cost of sales	89,030,000	1,054,000			90,084,000

Gross profit	26,643,000	2,417,000	—		29,060,000

Selling, general and administrative expense	22,176,000	—	404,000	[A1]	22,580,000
Equity income from non-consolidated subsidiary	(201,000)	—			(201,000)

Operating income	4,668,000	2,417,000	(404,000)		6,681,000
Other income (expense):
Interest income (expense), net	(1,801,000)	2,000	(886,000)	[A2]	(2,685,000)
Other income, net	111,000	3,000			114,000

Total other income (expense), net	(1,690,000)	5,000	(886,000)		(2,571,000)

Income before income taxes and minority interest	2,978,000	2,422,000	(1,290,000)		4,110,000
Income taxes	1,309,000		498,000	[A3]	1,807,000

Income before minority interest	1,669,000	2,422,000	(1,788,000)		2,303,000
Minority interest	(88,000)				(88,000)

Net income	$1,581,000	$2,422,000	$(1,788,000)		$2,215,000

Earnings per common share:
Basic	$0.18				$0.25

Diluted	$0.17				$0.23

Weighted average common shares outstanding	8,705,000				8,705,000
Dilutive effect of stock options	800,000				800,000

Weighted average common shares outstanding, assuming dilution	9,505,000				9,505,000

See accompanying notes to condensed consolidated financial statements.

NATIONAL TECHNICAL SYSTEMS, INC.
UNAUDITED, PRO FORMA COMBINED BALANCE SHEETS
As of October 31, 2007

	Historical NTS	Historical USTL	Pro Forma Adjustments	Footnote Reference	Pro Forma NTS

	(Unaudited)				(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$2,961,000	$1,230,000	$(1,148,000)	[A4]	$3,043,000
Accounts receivable, net	25,074,000	467,000	(467,000)	[A5]	25,074,000
Income taxes receivable	—	—			—
Inventories, net	2,853,000	—			2,853,000
Deferred income taxes	1,822,000	—			1,822,000
Prepaid expenses	1,149,000	15,000	(12,000)	[A6]	1,152,000

Total current assets	33,859,000	1,712,000	(1,627,000)		33,944,000

Property, plant and equipment, at cost	105,218,000	489,000			105,707,000
Less: accumulated depreciation	(70,492,000)	(306,000)			(70,798,000)

Net property, plant and equipment	34,726,000	183,000	—		34,909,000

Goodwill	4,390,000	—	6,286,000	[A1]	10,676,000
Other intangible assets, net	—	—	6,120,000	[A1]	6,120,000
Other assets	5,403,000	—			5,403,000

TOTAL ASSETS	$78,378,000	$1,895,000	$10,779,000		$91,052,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,746,000	$19,000	$(16,000)	[A6]	$5,749,000
Accrued expenses	6,293,000	50,000	(29,000)	[A6]	6,314,000
Income taxes payable	81,000				81,000
Deferred income	1,686,000				1,686,000
Current installments of long-term debt	3,700,000				3,700,000

Total current liabilities	17,506,000	69,000	(45,000)		17,530,000

Long-term debt, excluding current installments	18,538,000		12,650,000	[A7]	31,188,000
Deferred income taxes	4,591,000				4,591,000
Deferred compensation	1,036,000				1,036,000
Minority interest	296,000				296,000
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Common stock, no par value.	13,617,000				13,617,000

Retained earnings	22,863,000	1,826,000	(1,826,000)	[A8]	22,863,000
Accumulated other comprehensive loss	(69,000)				(69,000)

Total shareholders’ equity	36,411,000	1,826,000	(1,826,000)		36,411,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$78,378,000	$1,895,000	$10,779,000		$91,052,000

NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS

          The following unaudited, pro forma combined financial information describes the pro forma effect of our acquisition of USTL on our statements of income for the year ended January 31, 2007 and the nine months ended October 31, 2007, as if the acquisition had occurred on February 1, 2006, and our balance sheet as of October 31, 2007 as if the transaction had occurred on this date. Certain historical financial information of USTL has been reclassified in the pro forma adjustments to conform to the presentation of our historical financial statements. Our unaudited, pro forma combined financial statements reflect the elimination of all intercompany balances between us and USTL.

(1) ACQUISITION OF USTL

          On December 5, 2007, we acquired all of the outstanding membership interests of United States Test Laboratory, L.L.C. (“USTL”), located in Wichita, Kansas, pursuant to an Interests Purchase Agreement between NTS and USTL.

          Under the terms of the Interests Purchase Agreement, the Company paid to the sellers at the closing an aggregate of $12,500,000, of which $750,000 was deposited into a third-party escrow as security for indemnification claims the Company may have against the sellers under the agreement. The amount remaining in the escrow will be released to the sellers on June 5, 2009, except for amounts subject to pending indemnification claims, if any. In addition, the Company agreed to pay to the sellers up to $1,800,000 in earnout consideration based on the achievement by USTL of certain revenue targets over the 24 months immediately following the closing of the agreement. The President of USTL will continue to be employed at USTL as General Manager.

(2) PURCHASE PRICE ALLOCATION

          The aggregate purchase price is comprised of the following:

Cash paid to sellers	$11,750,000
Cash deposited in escrow	750,000
Acqusition costs	239,000
Cash received from sellers	(171,000)

$12,568,000

           The purchase price allocation has not been finalized due to additional acquisition costs that are expected but have not been determined as of the acquisition date and adjustments to property, plant and equipment that may be recorded to reflect the fair value. We allocated the aggregated purchase price of approximately $12,568,000 to the estimated fair value of the acquired tangible and intangible assets and assumed liabilities of USTL as follows:

Prepaid expense	$3,000
Property, plant and equipment	183,000
Goodwill	6,286,000
Other intangibles	6,120,000
Accounts payable	(3,000)
Other accrued liabilities	(21,000)

$12,568,000

          The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed amounted to $6,286,000, which was allocated to goodwill. The allocation of the purchase price remains subject to potential adjustments. The final allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma amounts included herein.

          In connection with our acquisition of USTL other intangible assets amounted to $6,120,000.

(3) PRO FORMA ADJUSTMENTS

(A1)	To record the amortization of acquired other intangible assets, for the year ended January 31, 2007 and the nine months ended October 31, 2007:

	Assigned Value	Annual Amortization	Nine Months Amortization

Goodwill	$6,286,000	$—	$—

Other Intangible Assets
Trademarks and trade names	$200,000	$—	$—
Customer-related intangible	5,700,000	380,000	285,000
Covenant not-to-compete	200,000	20,000	15,000
Accreditations and certifications	20,000	4,000	3,000

Total	$6,120,000	$404,000	$303,000

(A2)	To record interest expense on amount borrowed for the acquisition of USTL.

(A3)	To adjust the tax provision for the impact of the historical gains of USTL.

(A4)

To eliminate $1,230,000 of cash on USTL balance sheet retained by seller, record cash paid for acquisition costs of $239,000, record cash proceeds for bank borrowings of $150,000 and cash received from the sellers of $171,000.

(A5)	To eliminate USTL accounts receivable. This remained with the seller.

(A6)	To adjust balance to reflect amounts as of December 5, 2007 on USTL balance sheet.

(A7)	To record amount borrowed for the acquisition of USTL.

(A8)	To eliminate USTL’s historical equity amount.